                             RELIANCE NATIONAL (RN)
                    1998 KEY MANAGEMENT INCENTIVE PLAN (KMIP)
                         EFFECTIVE FOR POLICY YEAR 1998


                                Table of Contents

PARTICIPATION............................................................Page 2

ADMINISTRATION...........................................................Page 3

KMIP BONUS POOL..........................................................Page 4

PLAN YEAR................................................................Page 4

PRETAX OPERATING PROFIT..................................................Page 5

POLICY YEAR NET INVESTMENT INCOME........................................Page 6

POLICY YEAR AVERAGE INVESTED ASSETS......................................Page 7

VESTING..................................................................Page 8

VESTING ADVISORY COMMITTEE...............................................Page 9

DISTRIBUTION SCHEDULE...................................................Page 11

CHANGE OF CONTROL.......................................................Page 12

PARTICIPANTS STATEMENTS.................................................Page 13

MISCELLANEOUS...........................................................Page 13

EXHIBITS

         1a & 1b - Hypothetical Example of Distribution Schedule
         2 - Example of Participants Statement
         3 - Example of Investment Income Calculation

PARTICIPATION

Participation for the plan year is represented by units assigned to each participant at the inception of the plan year. Each plan year will contain 1,300 units in total. This total may be reduced for forfeitures as a result of voluntary or involuntary terminations, or maintained by a redistribution of forfeited units to other participants at the discretion of the C.E.O. of Reliance National with the approval of the C.E.O. of Reliance Insurance Group.

Units may be granted only to officers and key employees of RN selected by the Committee (as hereinafter defined).

Nothing in this Plan, nor in the instrument evidencing the grant of units, shall in any manner be construed to limit in any way the right of RN to terminate a participant's employment at any time, without regard to the effect of such termination on any rights such participant would otherwise have under this Plan, or give any right to such a participant to remain employed by RN in any particular position, or at any particular rate of compensation, or to receive a grant of units for any other plan year.

ADMINISTRATION

This Plan shall be administered by the Compensation Committee of the Board of Directors of Reliance Insurance Company or such body as may be designated by the Board of Directors of Reliance Insurance Company (the "Committee"). A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. The Committee shall have full and final authority to interpret this Plan and the instruments granting units hereunder (which instruments need not be identical), to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and, except as expressly provided to the contrary, to make all determinations necessary or advisable for the administration of this Plan (including, without limitation, determinations of pretax operating profits, policy year investment income, and all other financial calculations called for by this Plan). The Committee's determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, participants under the Plan.

No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for the willful misconduct or gross negligence of such member. The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee's duties under the Plan at RN's expense.

In making its determinations concerning the officers and key employees who shall receive grants under the Plan, as well as the number of units to be covered thereby and time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by the respective officers and key employees, their past, present and potential contribution to RN's success and such other factors as the Committee may deem relevant. The Committee shall also determine the form of instrument granting units hereunder and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of this Plan. The Committee may, in its discretion, waive any provisions of any grant, provided such waiver is not inconsistent with the terms of the Plan as then in effect.

The Plan may be terminated or amended at any time and from time to time by the Board of Directors of Reliance Insurance Company. No termination or amendment of this Plan, without the consent of the holder of any units then granted, may terminate such holder's units or materially and adversely affect such holder's rights thereunder.

KMIP BONUS POOL

The maximum bonus pool expressed as a percentage of policy year pretax operating profit (as defined) before bonuses is 13 percent, subject to the limitation described in the following section.

The total of bonuses earned under all incentive plans of RN including KMIP, Regular MIP, and "Mini-MIP" may not exceed 13 percent of policy year pretax operating profits (as defined herein) before bonuses. The total of bonuses earned under all incentive plans of RN excluding KMIP may not exceed eight percent of calendar year GAAP pretax operating income before any provisions for bonus expenses. For example:

         1998 policy year projected pretax operating profit
           (before bonuses)                                           =   $   100,000,000
                                                                          ---------------
         Limitation 13%                                               =        13,000,000
         Bonus earned under all other incentive plans (1)  (Not to    =         7,000,000
          exceed 8% of calendar year GAAP pretax operating income
          before bonuses)
         Maximum KMIP bonus pool                                          $     6,000,000
                                                                          ===============

(1) This includes projected policy year earnings projected to ultimate for the Mini-Mip.

A total of 1,300 KMIP units will be issued for each plan year and allocated to participants by the RN CEO.

The bonus earned per unit for the plan year is equal to the KMIP bonus pool for the year divided by 1,300 units. In the above example, the amount earned per unit is equal to $4,615.00 ($6,000,000 / 1,300). If an individual was awarded 100 units, his/her share of the bonus pool would be $461,500 (100 units x $4,615 per unit).

PLAN YEAR

The term "plan year" comprises the period from January 1 to December 31 of the specified year during which an accounting will be made of premiums written and losses incurred on policies with effective dates from January 1 to December 31 of such year (termed "policy year").

PRETAX OPERATING PROFIT

Pretax operating profit for a plan year will be calculated on a policy year basis using statutory accounting principles as follows:

         Net policy year written premium                                                                   $ xxxx
         (including retro, audit and similar                                                               ------
         adjustments)

         Less:

             Net Policy year losses incurred                                              $ xxxx
             Net Policy year loss expenses incurred                                       $ xxxx
             Net Calendar year underwriting expenses*                                     $ xxxx
                                                                                          ------           ------

             Underwriting gain (loss)                                                                        xxxx
             Plus:  Policy year cumulative net investment income
             (excluding realized capital gain or loss)                                                       xxxx

                                                                                                           ------
             Total                                                                                         $ xxxx

             Plus: Other calendar year income
             (excluding realized capital gain/loss)                                                          xxxx
             Less:  Other calendar year expenses
             (including policy year policyholder dividends)                                                $ xxxx
                                                                                                           ------
             Pretax operating profit                                                                       $ xxxx
                                                                                                           ======


             * Defined as the sum of calendar year operating expenses and acquisition expenses.

                  - Operating expenses exclude all bonuses recorded under all incentive plans of Reliance National during the year.

                  - Acquisition expenses are determined by multiplying the calendar year acquisition expense ratio by the policy year written premium.

Pretax operating profit for a plan year will be recalculated at the end of subsequent calendar years. Policy year losses and loss adjustment expenses incurred will be based on loss and loss expense ratios provided by the Corporate Actuarial Department under the supervision of Reliance Insurance Company's Chief Actuary.

Reasonable allocations will be made by Reliance Insurance Company to RN for Reliance Insurance Company's corporate overhead under the normal allocation methods. There will be no allocation to RN for "excess rent" and "excess lease costs."

POLICY YEAR NET INVESTMENT INCOME

Policy year net investment income will be calculated by multiplying the average fixed income yield (excluding realized or unrealized capital gains or losses), net of investment expenses (excluding interest expense) per Reliance's statutory Consolidated Annual Statement for the calendar year which coincides with the plan year, by the average policy year invested assets (as defined) of RN for each calendar year. For example, for plan year 1998 the fixed income yield determined from the calendar year 1998 consolidated statutory statement would be used. This yield will be used in all subsequent calendar years to determine policy year net investment income for plan year 1998.

         For example:                                                           Calendar Year
                                                                                                 2000-
                                                                                1998    1999     2006      Total
                                                                                ----    ----     ----      -----
         Average Invested Assets (RN)
         Policy Year 1998                                                       xxxx     xxxx    xxxx      xxxx

         Reliance Insurance Company net fixed income
         Yield Per 1998 Consolidated Annual
         Statement (yield for
         illustrative purposes only)                                              7%       7%      7%

         Policy Year Net Investment Income:

         (Yield x Invested Assets)                                              xxxx     xxxx    xxxx      xxxx



Policy year net investment income for the plan year is calculated on a cumulative basis for nine calendar years. In the ninth calendar year a "run-off" calculation will be made to project policy year net investment income for the ensuing five calendar years assuming the balance of loss and loss expense resumes at the end of calendar year nine is reduced ratably to zero over the four years. The average invested assets (average loss and loss reserve balances) will be multiplied by the net fixed income yield described above to determine the "run-off" calculation of net investment income for calendar years ten to thirteen.

Total net investment income shall consist of the cumulative net investment for the nine calendar years plus the "run-off" period.

POLICY YEAR AVERAGE INVESTED ASSETS

Average invested assets for each policy year will be calculated as described below.

Invested assets shall be equal to cumulative net cash flow from operations including cash flow from underwriting, other income and expenses, net investment income and federal income taxes and assumed shareholder dividends from accumulated surplus. In determining cash flow, identifiable Reliance National balance sheet accounts as of the close of the calendar year which coincides with the policy year shall be allocated wholly to the current policy year unless other reasonable estimation methods are available to allocate balance sheet accounts.

In determining cash flow a dividend to shareholders of 10% of ending calendar year surplus (if any) shall be assumed.

Average invested assets for each calendar year is equal to the beginning and ending invested asset balances divided by 2.

An example of the calculation of net invested assets is contained in Exhibit 3.

VESTING

Participants will become vested (subject to the provisions of the next paragraph) based upon completing the years of employment as set in the following standard vesting schedule:

                                 Number of Years
Plan year plus         1    2    3     4     5     6     7    8
Cumulative vesting
percentage            10%  30%  50%   60%   70%   80%   90%  100%

A participant who is an employee of Reliance National when a change in control (as hereinafter defined under CHANGE OF CONTROL) of Reliance National occurs will become fully vested in the units awarded to him for all plan years. A participant whose employment terminates for reasons of death or total disability, as defined in the benefit plans of Reliance National, will become fully vested in the units awarded to him for all plan years. A participant whose employment terminates by reason of normal retirement, as defined in the benefit plans of Reliance National, will fully vest in the units awarded to him for all plan years preceding the year of retirement and will vest in that percentage of the units awarded to him for the plan year in which he retires which equals the number of months of employment completed during the plan year divided by 12. If
(1) a participant's employment terminates for any reason other than death, total disability or normal retirement and (2) the participant has not become fully vested in the units awarded to him as a result of a change in control, then the number of units in which the participant is vested (if any) for each plan year will be determined by the Chief Executive Officer of Reliance National with the non-binding advice of the Vesting Advisory Committee.

VESTING ADVISORY COMMITTEE

The Vesting Advisory Committee shall consist of five rotating members. The CEO of Reliance National will appoint the five rotating members from among the MIP participants. Each rotating member will serve a term of two years.

The purpose of the Vesting Advisory Committee is to make a non-binding recommendation to the CEO of Reliance National whether the standard vesting schedule contained in the Plan shall be followed with respect to a participant who: (1) terminates from the Company for any reason other than a termination by death, total disability or normal retirement and (2) has not become fully vested in the units awarded to him as a result of a change in control. In determining the recommendation whether to follow the standard schedule, the Vesting Advisory Committee shall consider:

    The reasons for the participant's termination,

    The past performance of the participant,

    The past contributions of the participant to Reliance National,

    The future employer of the participant and

    Any other factors the committee shall deem relevant.

The recommendation of the Committee shall be by a simple majority and the decision of the CEO of Reliance National with respect thereto shall be absolute, final and binding on all parties including, without limitation, participants under the plan. The CEO of Reliance National may in his sole and absolute discretion, specify conditions for the receipt by a terminating participant (other than a participant who has fully vested in the units awarded to him as a result of a change in control) of any payments under the Plan, including but not limited to requiring the terminating participant to enter into a written Non-compete or Non-interference Agreement with Reliance National. Such agreement, if any, will be binding on all parties.

In the event that a member of the Committee terminates from Reliance National, the CEO of Reliance National shall appoint another rotating member to serve on the Committee to participate in the recommendation of the application of the vesting schedule with respect to the terminating participant Vesting Schedule.

In the event the CEO of Reliance National is unavailable, or that office is vacant, the Chairman of the Reliance Insurance Group will act in his place.

Neither the CEO of Reliance National nor any member of the Vesting Advisory Committee shall be liable for anything done or omitted to be done in connection with the Plan, except for his or her own willful misconduct or gross negligence.

DISTRIBUTION SCHEDULE

Participation units will be paid as shown below after the end of the years indicated (except as provided to the contrary in the next paragraph and in the second paragraph under CHANGE OF CONTROL):

Plan year plus                 1     2      3     4      5      6      7     8

Cumulative Percentage         10%   30%    50%    60%    70%    80%   90%  100%
Distribution of Projected
Ultimate Awards

In the event a participant's employment terminates by reason of death, his or her estate shall receive within 90 days following the date of death the net present value (using a discount rate equal to the then prime lending rate of Chase Manhattan Bank), less any advance payments previously made, for all units for all policy years in which he or she was a participant. The basis for valuing the outstanding units for each policy year will be the projected final value for each policy year which is outstanding.

In all cases, distributions will be adjusted for any prior distributions or advances paid and for losses from other plan years as described in the next paragraph. Any calculated overpayments for a plan year are not refundable by a participant except to offset amounts due the participant for other plan years.

At the sole discretion of the C.E.O. of Reliance National, one (1) Year may be selected to be excluded from this Plan. In this event, the results of that Year would not serve to reduce or alter any other payments, either earned or outstanding, computed from all other Plan Years. The selection of an excluded year may be made in writing at anytime during which a plan year is open and is irrevocable.

Amounts due a participant in accordance with the distribution schedule above will be offset by losses from other plan years in which the participant was a member of KMIP. For example, in Exhibit 1.a the plan experienced an operating loss before bonuses of $50 million in plan year 1997. The loss per unit of $5,000 calculated on the pretax loss of $50 million before other bonuses earned is deducted from amounts per unit due for other plan years in accordance with the distribution schedule until absorbed (see exhibit 1.b).

The above applies only when the plan experiences an operating loss before other bonuses earned. In the example in Exhibit 1.a, all other bonuses earned exceeded the maximum bonus pool for plan year 1995, therefore no amounts are allocable to the KMIP. This excess is not deducted from amounts due for other plan years because the plan did not experience an operating loss in 1995.

CHANGE OF CONTROL(1)

In the event of a change of control of Reliance National, whether directly or indirectly (including, for example, through the sale of Reliance Insurance Company or Reliance Group Holdings, Inc.), any successor to all or substantially all of the business or assets of Reliance National or Reliance Insurance Company shall assume all liabilities to participants under this Plan and perform all duties and responsibilities in the same manner that would have been required of Reliance National and Reliance Insurance Company if no such change had taken place, and all participants will automatically become fully (100%) vested for all plan years.

In the event the employment of a participant (a) is terminated by Reliance National within 18 months following a change of control without Cause or (b) is terminated by the participant within 18 months following a change of control with Good Reason, he/she may elect to receive within 90 days following the date of his/her termination the net present value (using a discount rate equal to the then prime lending rate of Chase Manhattan Bank) less any advance payments made for all units for all policy years in which he/she was a participant. The basis for valuing the outstanding units for each policy year will be the projected final value for each policy year which is outstanding.

For purposes of this section, Cause shall be defined as: (1) conviction of a crime, (2) material and deliberate violation of Reliance National's Code of Conduct or (3) dishonest acts in connection with the participant's employment by Reliance National. For purposes of this section, Good Reason shall be defined as a reduction in the participant's authority, duties, responsibilities or title, any reduction in his/her compensation, or any change caused by Reliance in his/her office location of more than 35 miles from its location on the date of the change of control.

Subsequent to a change of control, if there is a disagreement as to the calculation of KMIP awards for any open plan year or years then such calculations may be submitted for arbitration provided a simple majority of the KMIP participants for such year or years are in favor of submitting such disagreement for arbitration. An independent certified actuary accountable to both the participants and the company will be selected and the findings of the independent actuary will be binding on both parties. The cost of the independent actuary will be paid by the participants.



(1) This provision applies to all open plan years.

PARTICIPANT STATEMENT

Each participant shall be provided a statement of his/her account for each plan year showing actual and projected amounts earned, paid and payable. See exhibit 2 for an example of the report to be provided.

MISCELLANEOUS

No award under this Plan shall be considered as compensation in calculating any insurance, pension or other benefit for which the recipient is eligible unless any such insurance, pension or other benefit is granted under a plan which expressly provides that compensation under this Plan shall be considered as compensation under such plan.

                                                                     Exhibit 1.a

HYPOTHETICAL EXAMPLE
OF DISTRIBUTION SCHEDULE
------------------------
($000's omitted - except per unit amounts)

                                                                                              Policy Years
                                                                 --------------------------------------------------------------
                                                                    1995          1996       1997            1998         1999
                                                                 --------------------------------------------------------------
Projected Ultimate Pretax Operating Income - Before Bonuses:      50,000       120,000    (50,000)        150,000      170,000
                                                                 --------------------------------------------------------------

Maximum Bonus Pool @ 13%:                                          6,500        15,600     (6,500)         19,500       22,100

All Other (non-KMIP) Bonuses Earned:                               8,000         8,000      5,000          10,000       12,000

                                                                 ==============================================================
Remainder Available for KMIP Bonus:                               (1,500)        7,600    (11,500)          9,500       10,100
                                                                 ==============================================================

KMIP Bonus Earned per Unit                                             0 (a)     5,846     (5,000)(b)       7,308        7,769
                                                                 ==============================================================


                    (a) Since all other bonuses earned exceeded the maximum
                        bonus pool, the KMIP bonus is $0. Because the profit center pretax operating income is a profit, this excess is not deducted from amounts due for other years.

                    (b) Since the profit center ultimate pretax operating income is a loss for 1997, this loss must be deducted from other policy years.

                        Projected Ultimate Pretax Operating Loss:                        (50,000)
                        All Other Bonuses                                                 (5,000)
                                                                                        =========
                        Projected Ultimate Pretax Operating Loss:                        (55,000)
                                                                                        =========
                        Amount Deducted From Other Policy Years:
                        13% of $50,000 (the loss before all other bonuses earned)         (6,500)
                                                                                        =========
                        Amount Deducted Per Unit ($6.5 million / 1300 units):             (5,000)
                                                                                        =========

                                                                     Exhibit 1.b

HYPOTHETICAL EXAMPLE
DISTRIBUTION PAID PER UNIT
--------------------------

Distribution                                                            Calendar Year
Schedule                            ---------------------------------------------------------------------------------------------
Cumulative      (A)                 1995      1996        1997        1998      1999          2000      2001       2002      2003
-----------------------             ---------------------------------------------------------------------------------------------
      Plan Years  1995                0%        10%        30%         50%        60%          70%        80%       90%      100%
                  1996                           0%        10%         30%        50%          60%        70%       80%       90%
                  1997                                      0%         10%        30%          50%        60%       70%       80%
                  1998                                                  0%        10%          30%        50%       60%       70%
                  1999                                                             0%          10%        30%       50%       60%


Ultimate
Bonus Earned  (B)
-----------------------

      Plan Years  1995                           0          0           0          0            0          0         0         0
                  1996                                  5,846       5,846      5,846        5,846      5,846     5,846     5,846
                  1997                                             (5,000)    (5,000)      (5,000)    (5,000)   (5,000)   (5,000)
                  1998                                                         7,308        7,308      7,308     7,308     7,308
                  1999                                                                      7,769      7,769     7,769     7,769


Distribution Due
Cumulative      (C)
-----------------------
(C = A x B)

      Plan Years  1995                           0          0           0          0            0          0         0         0
                  1996                                    585       1,754      2,923        3,508      4,092     4,677     5,261
                  1997                                               (500)    (1,500)      (2,500)    (3,000)   (3,500)   (4,000)
                  1998                                                           731        2,192      3,654     4,385     5,116
                  1999                                                                        777      2,331     3,885     4,661



Net                                 ---------------------------------------------------------------------------------------------
Cumulative Payable                               0        585       1,254      2,154        3,977      7,077     9,446    11,038

Less
Cumulative Paid  *                               0          0         585      1,254        2,154      3,977     7,077     9,446


Cumulative                          =============================================================================================
Balance Due                                      0        585         669        900        1,823      3,100     2,369     1,592
                                    =============================================================================================



*    Payment is generally made in February of the succeding year.

Reliance National KMIP                                                Exhibit 2
Status as of December 31, 1997
                                                                 (Hypothetical)

1997 Policy Year                                              Calculated                        Projected
                                                                 as of                         Ultimate to
                                                               12/31/97                         12/31/05
                                                           ---------------                    ---------------
Written Premium                                             1,006,664,847                     1,006,664,847
Policy Year Earned Premium                                    507,996,847                     1,006,664,847
Loss + Lae                                                    380,489,639                       753,991,971
Expense                                                       266,981,882                       266,981,882
                                                           ---------------                    --------------
Underwriting Gain (Loss)                                     (139,474,674)                      (14,309,006)
Investment Income                                              19,393,499                       136,284,697
                                                           ===============                    ==============
Pretax Profit                                                (120,081,175)                      121,975,692
                                                           ===============                    ==============

          Loss Ratio                                                 74.9%                             74.9%
          Expense Ratio                                              26.5%                             26.5%
                                                           ---------------                    --------------
          Combined Ratio                                            101.4%                            101.4%
          Investment Income                                           1.9%                             13.5%
                                                           ===============                    ==============
          Pretax Profit                                              99.5%                             87.9%
                                                           ===============                    ==============



Bonus Calculation                                              12/31/97         Per Unit        12/31/05          Per Unit
                                                           ----------------------------------------------------------------
          Cumulative Bonus Earned (Pretax X 13%)                        0                       15,856,840
          Less: bonuses paid under all other plans             12,500,000                       12,500,000
          Less: surplus charge                                                                           0
                                                           ---------------------------------------------------------------
          Adjusted Award (Available for KMIP)                 (12,500,000)          0            3,356,840          2,582

          Cumulative Bonus Payable                                      0           0
          Cumulative Paid/Advanced                                      0           0
                                                           ===========================
          Balance Payable                                               0           0
                                                           ===========================





                                                         Total
                                            Earned      Payable
                               Prelim       as of        as of       Payable in     Payable In       Payable In     Payable In
Participants                   Units       12/31/97     12/31/97        1998           1999             2000            2001
                           --------------------------------------------------------------------------------------------------------
          Bonus Per Unit                      0              0           0              258              516             516

          Individual             80           0              0           0           20,657           41,315          41,315


                                                                                                                      (Projected
                                                                                                                       Payable)
                                                                                                                    Policy Yr 1997
                                                                                                                      Projected
                                                                                                        Projected       Earned
                               Payable In    Payable In    Payable In    Payable In      Payable In      Earned      Less Pd Thru
Participants                      2002          2003          2004          2005            2006         To 2005        Dec-97
                           -------------------------------------------------------------------------------------------------------
          Bonus Per Unit             258          258           258           258             258          2,582         2,582

          Individual              20,657       20,657        20,657        20,657          20,657        206,575       206,575

Reliance National KMIP                                                Exhibit 3
Plan Year 1997                                                   (Hypothetical)
Investment Income Calculation

Cash Flow Method:
                                              1997        1998         1999       2000           2001         2002        2003
                                          -----------------------------------------------------------------------------------------
Cash Flow
   Premiums Written                        1,006,665
   Change In Rec                             450,645     (143,738)   (105,919)     (84,853)      (80,488)     (5,447)     (5,033)
   Net Premiums Collected            (+)     556,020      143,738     105,919       84,853        80,488       5,447       5,033
   Losses Paid                       (-)     128,931      154,570     106,313       89,725        72,383      41,470      33,930
   Expenses Paid                     (-)     266,982            0           0            0             0           0           0
   Imprest Funds                     (-)      53,132      (53,132)
   Reinsurance Recoverables          (-)      49,760      (49,760)
   Other Liab                        (+)     492,360     (492,360)
   Fixed assets                      (-)      11,892       (3,641)     (3,641)      (2,518)       (1,395)       (698)          0
                                          -----------------------------------------------------------------------------------------
   Cash Flow                                 537,683     (396,659)      3,247       (2,354)        9,500     (35,325)    (28,896)

   Net Inv.Income                             19,393       24,570      10,980       11,791        12,657      12,367      10,555
   Income Taxes                               (8,462)     (30,076)      4,304       (2,270)           75      (1,134)     (1,486)
   Paid Surplus Dividend                                                 (480)      (1,273)       (2,283)     (3,065)     (3,585)
   Paid Bonus                                      0            0        (336)        (671)         (671)       (336)       (336)
                                          -----------------------------------------------------------------------------------------
   Net Cash                                  548,614     (402,164)     17,715        5,223        19,279     (27,493)    (23,747)


Investment Income
   Invested Assets (Beginning)                     0      548,614     146,449      164,165       169,387     188,666     161,173
   Invested Assets (Ending)                  548,614      146,449     164,165      169,387       188,666     161,173     137,426
   Avg. Invested Assets                      274,307      347,532     155,307      166,776       179,027     174,919     149,299
   Rate                                        7.07%        7.07%       7.07%        7.07%         7.07%       7.07%       7.07%
   Net Investment Income                      19,393       24,570      10,980       11,791        12,657      12,367      10,555


Balance Sheet

   Assets
   Net inv. assets                           548,614      146,449     164,165      169,387       188,666     161,173     137,426
   Imprest Funds                              53,132
   Reins Recoverables                         49,760
   Receivables                               450,645      306,907     200,988      116,135        35,647      30,200      25,167
   Fixed assets                               11,892        8,252       4,611        2,093           698           0           0
                                          =========================================================================================
   Total                                   1,114,043      461,608     369,763      287,615       225,010     191,373     162,592
                                          =========================================================================================

   Liabilities
   UPR                                       498,668
   Accrued Bonus                                   0          816         783          436           113         117          72
   Reserves                                  251,559      470,491     364,178      274,453       202,070     160,600     126,671
   Accrued Dividend
   Other                                     492,360

                                          =========================================================================================
   Total                                   1,242,587      471,307     364,961      274,889       202,183     160,718     126,743
                                          =========================================================================================

   Surplus                                  (128,544)      (9,699)      4,803       12,726        22,828      30,655      35,849
                                          =========================================================================================


Dividend Calculation
   Pre Dividend Surplus                     (128,544)      (9,699)      4,803       12,726        22,828      30,655      35,849
   Dividend Percent:       10.00%

   Dividend                                                     0         480        1,273         2,283       3,065       3,585




Surplus Reconciliation
   Beginning of Year                               0     (128,544)     (9,699)       4,803        12,726      22,828      30,655
   Pretax Income                            (120,081)     149,736      10,980       11,791        12,657      12,367      10,555
   Taxes                                      (8,462)     (30,076)      4,304       (2,270)           75      (1,134)     (1,486)
   Paid Surplus Dividend                                                 (480)      (1,273)       (2,283)     (3,065)     (3,585)
   Earned Award                                              (816)       (302)        (324)         (348)       (340)       (290)
                                          =========================================================================================
   End of Year                              (128,544)      (9,699)      4,803       12,726        22,828      30,655      35,849
                                          =========================================================================================

Cash Flow Method:                                                      Reserve
                                              2004         2005        Runoff
                                          ------------------------------------
Cash Flow
   Premiums Written
   Change In Rec                              (5,033)           0
   Net Premiums Collected            (+)       5,033            0
   Losses Paid                       (-)      21,112       13,572       91,987
   Expenses Paid                     (-)           0            0
   Imprest Funds                     (-)
   Reinsurance Recoverables          (-)
   Other Liab                        (+)
   Fixed assets                      (-)           0            0
                                          -------------------------------------
   Cash Flow                                 (16,078)     (13,572)     (91,987)

   Net Inv.Income                              9,264        8,448       16,259
   Income Taxes                               (1,720)        (579)      (5,691)
   Paid Surplus Dividend                      (3,922)      (4,259)
   Paid Bonus                                   (336)        (336)
                                          -------------------------------------
   Net Cash                                  (12,792)     (10,298)     (81,419)


Investment Income
   Invested Assets (Beginning)               137,426      124,633
   Invested Assets (Ending)                  124,633      114,335
   Avg. Invested Assets                      131,029      119,484
   Rate                                        7.07%        7.07%        7.07%
   Net Investment Income                       9,264        8,448       16,259


Balance Sheet

   Assets
   Net inv. assets                           124,633      114,335
   Imprest Funds
   Reins Recoverables
   Receivables                                20,133       20,133            0
   Fixed assets                                    0            0            0
                                          =====================================
   Total                                     144,767      134,468            0
                                          =====================================

   Liabilities
   UPR
   Accrued Bonus                                  (9)        (112)           0
   Reserves                                  105,559       91,987            0
   Accrued Dividend
   Other

                                          =====================================
   Total                                     105,550       91,875            0
                                          =====================================

   Surplus                                    39,216       42,593            0
                                          =====================================


Dividend Calculation
   Pre Dividend Surplus                       39,216       42,593            0
   Dividend Percent:       10.00%

   Dividend                                    3,922        4,259




Surplus Reconciliation
   Beginning of Year                          35,849       39,216
   Pretax Income                               9,264        8,448
   Taxes                                      (1,720)        (579)
   Paid Surplus Dividend                      (3,922)      (4,259)
   Earned Award                                 (255)        (232)
                                          =====================================
   End of Year                                39,216       42,593            0
                                          =====================================
